SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to
       Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to 240.14a-11(c)
       or 240.14a-12

                Mid-America Bancorp
     (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     __________________________________________________________
     2)  Aggregate number of securities to which transaction
     applies:
     ___________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________
     5)  Total fee paid:
     ___________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ____________________________________________________

     2) Form, Schedule or Registration Statement No.:
        ____________________________________________________

     3) Filing Party:
        ____________________________________________________

     4) Date Filed:
        _____________________________________________________

                            MID-AMERICA BANCORP
                             500 West Broadway
                       Louisville, Kentucky 40202

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mid-America Bancorp, a Kentucky corporation (the "Company"), will be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 17, 1997, at 10:00 a.m., Eastern Daylight time, for the following purposes:

   (1) Election of Directors. To elect six directors in Class 3 for terms expiring at the 2000 Annual Meeting of Shareholders and one director in Class 2 for a term expiring at the 1999 Annual Meeting of Shareholders.

   (2) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 11, 1997, will be entitled to notice of and to vote at the Annual Meeting.

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING THE PROXY AT ANY TIME BEFORE IT IS EXERCISED.

                           By Order of the Board of Directors
  Louisville, Kentucky                           Orson Oliver
  March 19, 1997                                    President

                      MID-AMERICA BANCORP

                       500 West Broadway
                   Louisville, Kentucky 40202



                        PROXY STATEMENT



                      GENERAL INFORMATION

  The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Mid-America Bancorp, a Kentucky corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, at 10:00 a.m., Eastern Daylight time, on Thursday, April 17, 1997, and at any adjournments thereof. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 19, 1997. The Company's Annual Report to Shareholders for the year ended December 31, 1996, including consolidated financial statements, accompanies this Proxy Statement.

  Shares represented by proxies in the accompanying form received by the Company properly signed and dated will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions specified. If no instructions are given, the shares represented by the proxy will be voted FOR the Nominees for director named below in this Proxy Statement and, in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. Pursuant to the By-Laws of the Company, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

  The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its major banking subsidiary, Mid-America Bank of Louisville and Trust Company (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

  Only shareholders of record at the close of business on February 11, 1997 (the "Record Date"), are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 9,452,026 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. Shareholders have cumulative voting rights in the election of directors. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under "Election of Directors". The seven Nominees receiving the most votes at the Annual Meeting will be elected directors.

  A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on matters decided by a plurality vote, such as the election of directors.

                     PRINCIPAL SHAREHOLDERS

  Except as set forth below, the Company knows of no shareholder who beneficially owned more than 5% of the Company's outstanding
 Common Stock on the Record Date, February 11, 1997.




 Name and Address of                Number of         Percentage
 Beneficial Owner                   Shares (1)        of Class (1)


Bank of Louisville Employee         496,139              5.3%
Stock Ownership Plan
500 W. Broadway,
Louisville, KY 40201

Bertram W. Klein                  2,005,190(2)          21.2%
6403 Shrader Lane
LaGrange, Kentucky 40031


 (1) Based upon information furnished to the Company by Mr. Klein and information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named person has sole voting and investment power with respect to the shares shown for him. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire beneficial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes the following shares beneficially owned by Mr.
     Klein: 1,081,367 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee; 209,800 shares held by entities over which Mr.
     Klein has sole voting and investment power; 352,325 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 100,000 shares held in a family limited partnership in which Mr. Klein shares voting power; 35,815 shares held by Mr. Klein under the Company's 401(K) and Employee Stock
     Ownership Plan ("ESOP") at December 31, 1995, the most current plan information available; and 32,790 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the stock option plans of the Company. Also includes 70,241 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.

                     ELECTION OF DIRECTORS

   The Board of Directors of the Corporation is divided into three classes -- for convenience denominated Class 1, Class 2, and Class 3 -- whose terms of office are staggered so that only one class of directors is elected at an annual meeting of shareholders. The term of the Directors in Class 3 expires this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors in the other two classes do not expire until 1998 and 1999, and consequently, with one exception, their successors are not to be elected at this Annual Meeting. Mr. Cain, who was elected a director at the June, 1996, meeting of the Board of Directors, is a nominee for director in Class 2 with a term expiring in 1999. Pursuant to the Articles of Incorporation, the Board of Directors has set the number of Directors for 1997 at 18.

   The Nominees for Directors in Classes 2 and 3 and the Directors belonging to Classes 1 and 2 whose terms of office will extend beyond the Annual Meeting, are set forth on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the executive officers named in the Summary Compensation Table, and all the directors and executive officers as a group, is also included.

   Each of the nominees for election as Director is currently a Director of the Company. With the exception of Mr. Cain, each of the Nominees was elected a director at the 1994 Annual Meeting of Shareholders. Mr. Cain was elected a director at the June,
 1996, meeting of the Board of Directors. Although it is not anticipated that any of the Nominees will decline or be unable to serve, if that should occur, the persons named in the
 accompanying proxy, or their substitutes, may, in their
 discretion, vote for substitute nominees. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the Nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the Nominees named below or any substitute nominees, and for such persons nominated as they may choose. All
 information is presented as of the Record Date unless otherwise noted.
                                                           Total Shares
                                                            & Percent
                                                           of Class (1)
                     NOMINEES FOR CLASS 2:
James E. Cain, 58, Director since 1996                             154
      Mr. Cain serves as Chairman of the
      Board of Trustees and Business Manager
      of Plumbers Local Union 107,
      Louisville, Kentucky. He also serves
      as Secretary/Treasurer of the Kentucky
      Pipe Trades Association.

                     NOMINEES for CLASS 3:
Leslie D. Aberson, 60, Director since 1983                  20,078 (2)
      Mr. Aberson is a partner in the law
      firm of Washer, Kaplan, Rothschild,
      Aberson & Miller in Louisville,
      Kentucky

 William C. Ballard, Jr., 56, Director since 1991           13,493 (3)
      Mr. Ballard is of counsel to the law
      firm of Greenebaum Doll & McDonald,
      PLLC, in Louisville, Kentucky. He
      served previously as Executive Vice
      President and Chief Financial Officer
      of Humana, Inc., an integrated health
      care services company.

 Peggy Ann Markstein, 46, Director since 1992                8,209 (4)
      Ms. Markstein is the Assistant
      Prosecuting Attorney for the Butler
      County Prosecutor's Office in
      Hamilton, Ohio.

 Orson Oliver, 53, Director since 1979                      91,397 (5)
      Mr. Oliver is the President of the Company.

 Benjamin K. Richmond, 53, Director since 1993                     112
      Mr. Richmond is the President of the
      Louisville Urban League in Louisville,
      Kentucky.

 Henry C. Wagner, 54, Director since 1989                          764
      Mr. Wagner is the President and Chief
      Executive Officer of Jewish Hospital
      Healthcare Services, Inc., a medical
      services corporation in Louisville,
      Kentucky.


                        CONTINUING DIRECTORS
 DIRECTORS in CLASS 1:
 Robert P. Adelberg, 59, Director since 1975                     6,056
      Mr. Adelberg is the president of
      Robert Adelberg Insurance Agency, an
      insurance and real estate services
      organization in Louisville, Kentucky.

 Stanley L. Atlas (6), 59, Director since 1979       306,357 - 3.2%(6)
      Mr. Atlas is an investor in
      Louisville, Kentucky, and a retired
      Executive Vice President of the
      Company.

 Hon. Martha Layne Collins, 60, Director since 1988                193
      Ms. Collins is the President of
      Collins & Associates, an economic
      development consulting firm in
      Lexington, Kentucky. She is also the
      Director of International Business &
      Management Center at the University of
      Kentucky. She was previously the
      President of St. Catherine College.
      Ms. Collins is the former Governor of
      the Commonwealth of Kentucky.

 R. K. Guillaume, 53, Director since 1995                   28,870 (7)
      Mr. Guillaume is Chief Executive
      Officer and Vice Chairman of the
      Company. He is the former president of
      BankOne, Kentucky, in Louisville,
      Kentucky.

 Bertram W. Klein (8), 66, Director since 1967   2,005,190 - 21.2% (8)
      Mr. Klein is the Chairman of the Board
      of Directors, and until October, 1995,
      Chief Executive Officer, of the
      Company.

 Bruce J. Roth, 52, Director since 1994                     60,497 (9)
      Mr. Roth is a certified public
      accountant and a partner in the firm
      of Louis T. Roth, CPA., in Louisville,
      Kentucky.

 DIRECTORS in CLASS 2:
 Donald G. McClinton, 63, Director since 1980              11,175 (10)
      Mr. McClinton is an investor and the
      owner of Skylight Thoroughbred
      Training Centers, Inc. He is the
      former Chairman of Interlock
      Industries, Inc. a manufacturing and
      transportation services company.

 Jerome J. Pakenham, 61, Director since 1995                2,737 (11)
      Mr. Pakenham is the Chief Financial
      Officer for the Archdiocese of
      Louisville.

 John S. Palmore, 79, Director since 1983                          391
      Judge Palmore is a retired Chief
      Justice of the Supreme Court of
      Kentucky. After his retirement and
      until 1995, he practiced law with the
      firm of Jackson & Kelly in Lexington,
      Kentucky.

 Woodford R. Porter, Sr., 78, Director since 1981                2,314
     Mr. Porter is the President and Chief
      Executive Officer of A.D. Porter &
      Sons, a funeral services company in
      Louisville, Kentucky.

 Raymond L. Sales, 74, Director since 1986                  5,422 (12)
     Mr. Sales is an attorney and is a
      retired partner at the law firm of
      Segal, Isenberg, Sales, Stewart,
      Cutler & Tillman in Louisville,
      Kentucky.



 NON-DIRECTOR NAMED OFFICERS

     Gail Pohn . . . . . . . . . . . . . . . . . . . . . .  34,809(13)
     Steven A. Small . . . . . . . . . . . . . . . . . . .  34,855(13)
     Thomas L. Weber . . . . . . . . . . . . . . . . . . .  90,546(14)
 All Directors and Executive Officers as a group (29
      in number, including the above) . . . . .  2,907,818 - 30.8%(15)


 (1) Total Shares are based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 to PRINCIPAL SHAREHOLDERS. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. Percentage ownership is based on 9,452,026 shares outstanding as of February 11, 1997, the Record Date for the Annual Meeting.
     Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, ownership is less that one percent. Holdings do not include shares that may be acquired in the future pursuant to the provisions of the Non-employee Directors
     Deferred Compensation Plan. As of December 31, 1996, the following directors have chosen to participate in this Plan:
     Leslie D. Aberson, Donald G. McClinton, Jerome J. Pakenham,
     Bruce J. Roth, Raymond L. Sales, and Henry C. Wagner.
 (2) Includes 3,832 shares held in trust over which Mr. Aberson has voting and investment power. Also includes 8,807 shares held by Mr. Aberson's spouse, as to which shares Mr. Aberson shares voting and investment power.
 (3) Includes 12,159 shares held in trusts with respect to which Mr. Ballard serves as trustee with the power to vote and invest such shares.
 (4) Includes 1,428 shares held by Ms. Markstein as custodian for her children and 25 shares held by the spouse of Ms.
     Markstein.
 (5) Includes 22,482 shares held by Mr. Oliver under the Company's ESOP at December 31, 1995, the most current plan information available. Also includes 65,594 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.
 (6) Includes 10,393 shares held by Mr. Atlas and his spouse as joint tenants, as to which Mr. Atlas shares voting and investment power, 109,068 shares held by the spouse of Mr.
     Atlas either directly or as trustee, and 141,464 shares held in a family limited partnership. Mr. Atlas' spouse is Bertram
     W. Klein's first cousin. Mr. Atlas and his spouse have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to selling such shares to any third party.
 (7) Includes 25,750 shares which Mr. Guillaume may purchase under options granted under the Company's stock option plans which are exercisable currently or within 60 days after the Record Date.
 (8) See footnote 2 to PRINCIPAL SHAREHOLDERS for a description of the shares beneficially owned by Mr. Klein. Mr. Klein's sons, David N. Klein and Richard B. Klein, are executive officers of the Company. Mr. Klein is the first cousin of Mr. Atlas' spouse.
 (9) Includes 1,872 shares held by Mr. Roth's spouse as to which Mr. Roth shares voting and investment power and 1,658 shares held by a minor child as to which Mr. Roth has voting and investment power. Also includes 31,744 shares held in trust as to which Mr. Roth shares voting and investment power, and 18,854 shares held in partnerships as to which Mr. Roth has voting and investment power. Also includes 3,977 shares held by adult children for which Mr. Roth disclaims beneficial ownership.
 (10)Includes 6,075 shares held by Mr. McClinton's spouse, as to which Mr. McClinton shares voting and investment power.
 (11)Includes 1,380 shares held by Mr. Pakenham and his spouse as joint tenants, as to which Mr. Pakenham shares voting and investment power.
 (12)Includes 1,396 shares held by Mr. Sales' spouse as to which Mr. Sales shares voting and investment power.
 (13)Represents shares which Messrs. Pohn and Small may purchase pursuant to options granted under their employment agreements with the Company and under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 2,019 shares held by Mr. Pohn and 1,535 shares held by Mr. Small under the Company's ESOP at December 31, 1995, the most current information available. (These numbers include shares represented by Company contributions not yet vested.)
 (14)Includes 47,080 shares which Mr. Weber may purchase under options granted under the Company's stock option plans which are exercisable currently or within 60 days after the Record Date. This also includes 9,916 shares held by Mr. Weber under the Company's ESOP at December 31, 1995, the most current information available, and 1,123 shares held by Mr. Weber's spouse, as to which Mr. Weber shares voting and investment power.
 (15)Includes 477,591 shares which may be purchased by all Executive Officers as a group under options granted pursuant to employment contracts and/or the Company's stock option plans which are exercisable currently or within 60 days after the Record Date.


 Information Concerning the Board of Directors

   Directors' Compensation. Directors who are not officers of the Company are paid a fee of $1,000 for attendance at each meeting and $100 for non-attendance. Directors who are also officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee. Amounts deferred are payable, in stock or cash, as the case may be, upon the earlier of the date selected by the participant, the date the participant ceases to be a director or 60 days following a "Change in Control" of the Company, as defined in the plan.

   Meetings of the Board. During 1996, the Board of Directors of the Company held 11 regularly scheduled meetings and one annual organizational meeting. Each director of the Company attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served in 1996.

   Board Committees.  The Board of Directors has an Audit
 Committee, Planning and Management Committee and Nominating
 Committee, each of which is comprised solely of non-employee directors.

   The Audit Committee consists of William C. Ballard, Jr., Jerome Pakenham, Donald G. McClinton, and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of regulatory examiners and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held five meetings during 1996.

   The Planning and Management Committee consists of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Jr., James E. Cain, Martha Layne Collins, Bruce J. Roth, and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Company's Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met six times during 1996.

   The Nominating Committee consists of Robert P. Adelberg, Martha Layne Collins, Judge John Palmore and Benjamin K. Richmond. The duties of the Nominating Committee include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, Mid-America Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met once during 1996.

   Directors of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of
 Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, as follows: William C. Ballard, Jr., is a director of LG&E Energy Corp., United Healthcare Corp., Atria Corp., American Safety Razor, Healthcare, REIT and Vencor, Incorporated. Martha Layne Collins is a director of the Eastman Kodak Company and R. R. Donnelly & Sons Company. Donald G. McClinton is a director of Caretenders, Inc.


                     EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows compensation information for Mr. Bertram W. Klein, Chairman, R. K. Guillaume, Chief Executive Officer, and four other Executive Officers, as of year-end 1996, who were the most highly compensated in 1996 (the named executive officers).

                   SUMMARY COMPENSATION TABLE


                                                         Long-Term
                        Annual Compensation             Compensation
                                                    Stock
 Name and Principal                                Options       All Other
 Position             Year    Salary     Bonus(1)  (in Shares) Compensation(2)

 Bertram W. Klein     1996   $400,000    $111,600      -0-       $ 28,143
   Chairman of        1995    400,000       -0-      10,300        17,614
    the Board         1994    400,000      44,000      -0-         20,127

 R. K. Guillaume      1996   $365,000    $101,835    25,750      $ 10,259
   Chief Executive    1995    *84,231       -0-        -0-           -0-
    Officer           1994       -0-        -0-        -0-           -0-

 Orson Oliver         1996   $315,000    $ 87,885      -0-       $ 13,969
   President          1995    267,305       -0-      10,300        16,923
                      1994    253,000      27,830      -0-         13,661

 Steven A. Small      1996   $164,285    $ 45,836      -0-       $ 14,639
  Executive Vice      1995    159,500       -0-      10,300        14,180
   President & Chief  1994    145,000      15,950    10,927         3,563
   Financial Officer

 Thomas L. Weber      1996   $162,982    $ 45,472      -0-       $ 16,774
  Executive Vice      1995    158,235       -0-      10,300        14,482
   President          1994    150,700      16,577      -0-         12,278

 Gail Pohn            1996   $160,603    $ 44,808      -0-       $ 18,796
  Executive Vice      1995    155,925       -0-      10,300        20,390
   President          1994    148,500      16,335      -0-         17,846


 * Employed only part of 1995.


 (1) The amounts shown in this column represent amounts earned under the Company's Management Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash award based upon performance criteria established by the Plan. (See Compensation Committee Report on Executive Compensation). The bonuses reflected in this chart were paid in 1997 based upon 1996 performance.
 (2) Amounts in this column include:
     (a) Contributions by the Company to the Company's 401(K) and Employee Stock Ownership Plan, a defined contribution plan
     (ESOP), on behalf of the named executive officers. All employees of the Company who have attained age 20 1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to 5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4 1/2% of the participant's compensation. Also includes Company contributions under the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.
     (b) Amounts paid to the following named executive officers under the Bank's Key-Per Plan during 1996, as follows: Mr. Klein, $5,633, Mr. Oliver, $5,856, and Mr. Weber, $6,981.
     The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provided the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.
     (c) A bonus available to all employees based on the earnings of the Company.
     (d) For Mr. Pohn, $6,000 pursuant to an employment contract and for Mr. Small $5,000 pursuant to an agreement to forego a contractual right.

                     OPTION GRANTS IN 1996

   The following table sets forth information as to the stock options granted to the named executive officers during 1996 pursuant to the Company's Incentive Stock Option Plan.




                                                           Potential Realizable
                                                              Value at Assumed
                            Percentage of                       Annual Rates
                           Total Options                      of Stock Price
                             Granted to   Exercise            Appreciation for
                 Options    Employees in   Price  Expiration    Option Term(2)
 Name           Granted(1)  fiscal 1996  ($/Share)   Date        5%      10%

Bertram W. Klein     -0-        0%         n.a.      n.a.        n.a.   n.a.
R. K. Guillaume   25,750      100%        17.71    11/18/06  $286,796 $726,798
Orson Oliver         -0-        0%         n.a.      n.a.        n.a.   n.a.
Gail Pohn            -0-        0%         n.a.      n.a.        n.a.   n.a.
Steven A. Small      -0-        0%         n.a.      n.a.        n.a.   n.a.
Thomas L. Weber      -0-        0%         n.a.      n.a.        n.a.   n.a.


 (1) The options to Mr. Guillaume were granted on November 18, 1996 and were immediately exercisable. The exercise price of each of the options is equal to the closing price of the Company's Common Stock in the American Stock Exchange, Inc. ("AMEX") reported consolidated trading on the date of grant. The number of options and the exercise price shown have been adjusted to reflect the effect of a stock dividend in 1996 after the grant of the options.
 (2) Based on actual option term and annual compounding, without regard to the taxes associated with gains upon option exercises. These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon the future performance of the Company's Common Stock.


                AGGREGATED OPTION EXERCISES IN
          LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

   The following table provides information about options exercised during 1996, and the unexercised options held at December 31, 1996 by the Named Officers. None of the named executive officers exercised SARs during 1996 or held SARs at the fiscal year-end. The value of the unexercised options is calculated based on the difference between the exercise price and the closing price of Common Stock as of December 31, 1996, as reported by the AMEX consolidated transaction reporting system ($19.00).

                                              Number of Securities
                                             Underlying Unexercised         Value of Unexercised
                                                 Options Held at         In-the-Money Options/SARs
                                                 Fiscal year-end           at Fiscal year-end($)
                    Shares
                  Acquired on     Value
   Name           Exercise(#)  Realized($)*    Exercisable Unexercisable   Exercisable Unexercisable
Bertram W. Klein    12,389      $  67,107         32,790       -0-           $  58,358      -0-
R. K. Guillaume       -0-            -0-          25,750       -0-              23,690      -0-
Orson Oliver          -0-            -0-          65,594       -0-             362,766      -0-
Steven A. Small       -0-            -0-          32,790       -0-              84,407      -0-
Thomas L. Weber      5,000         25,539         47,080       -0-             211,738      -0-
Gail Pohn             -0-            -0-          32,790       -0-             108,603      -0-


 * Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.

 Retirement Plan

   The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the Bank's Retirement Plan prior to formation of the Company in 1983) and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All full time employees of the Company and the Bank who have attained age 20 1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank, and part time employees who have completed 1,000 hours of service in the previous 12 month period, are generally eligible to participate in the Plan.

   The table set forth below shows the estimated annual benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

   PENSION PLAN TABLE

                              Years of Service

Remuneration  15 Years     20 Years     25 Years     30 Years     35 Years

 $125,000      $27,765      $37,020      $46,275      $55,530     $64,785
  150,000       33,390       44,520       55,650       66,780      77,910
  175,000       39,015       52,020       65,025       78,030      91,035
  200,000       44,640       59,520       74,400       89,280     104,160
  225,000       50,265       67,020       83,775      100,530     117,285
  250,000       55,890       74,520       93,150      111,780     130,410
  300,000       67,140       89,520      111,900      134,280     156,660
  400,000       89,640      119,520      149,400      179,280     209,160
  450,000      100,890      134,520      168,150      201,780     235,410
  500,000      112,140      149,520      186,900      224,280     261,660


   Covered compensation includes base salary. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1 1/2% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1 1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

   As of December 31, 1996, the persons named in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service: Bertram
 W. Klein, 43 years; R. K. Guillaume, 1 year; Orson Oliver, 21 years; Steven A. Small, 3 years; Thomas L. Weber, 12 years, and Gail Pohn, 4 years.

 Employment Contracts, Termination and
 Change in Control Arrangements

   The Company and the Bank have employment agreements with R. K. Guillaume, Orson Oliver, Steven A. Small and Gail Pohn. These agreements were entered into in 1995. Mr. Guillaume was employed as Vice Chairman and Chief Executive Officer of the Company and the Bank. Pursuant to his agreement, he receives a base annual salary of $365,000 and participates in the benefit plans of the Company. If he is unable to work because of disability, he will receive 50% of base salary, continued coverage in the medical, dental, hospitalization and life insurance programs of the Company and continued accrual of credited service under the Pension Plan of the Company to age 65. Mr. Guillaume will receive his base pay and the continuation of certain benefits for 36 months if he is terminated without cause or is constructively terminated without cause. If such termination follows a change in control, he will receive such payments in a lump sum without discount. The agreement with Mr. Oliver provides for a base annual salary of $315,000 and terms otherwise similar to that of Mr. Guillaume, plus $125,000 upon the completion of 5 years service and $25,000 per year for each of the following three years, provided he remains employed. Mr. Pohn and Mr. Small have agreements expiring in 2003 and 2008, respectively. If they are terminated (or constructively terminated) without cause prior to January 1, 2001, they will receive salary payments and health insurance coverage for the length of the extension period. If they are terminated (or constructively terminated) after December 31, 2000, they will receive a maximum of three years pay. If the termination is after a change in control, they will receive, in addition, retirement benefits as if they had 15 years of credited service.


                     COMPENSATION COMMITTEE
                REPORT ON EXECUTIVE COMPENSATION

   The Planning and Management Committee of the Board of Directors is comprised of the seven non-employee directors named below.
 The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 1996.

   The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

   Base Salary. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure. The base salary of the Chairman and the Vice Chairman and Chief Executive Officer were not changed in 1996.

   Incentive Compensation. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific performance criteria. To accomplish this objective, the Company, in 1996, adopted a Management Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of managerial efforts through a cash bonus or award tied to the financial performance of the Company. An annual award is based on the annual increase in Earnings Per Share for the award period over the previous period. A three-year award is based on (i) the three-year average increase in Earnings Per Share, (ii) the three-year average Return on Average Assets, and (iii) the three-year average Return on Equity. The Bonus Plan is open to participation by Executive Vice Presidents and above, Senior Vice Presidents and Vice Presidents of the Company and the Bank. The aggregate amount of cash award for a fiscal year is calculated for each of the aforementioned groups according to a schedule comparing the relevant increases or results for the Award Period to a predetermined performance standard. When an increase or result is above or below the target performance standard, the actual award fund is adjusted upward or downward
 from the target award.   The aggregate amount of the annual award
 is apportioned between corporate performance and individual performance for the groups below Executive Vice President. The individual performance portion is discretionary with the Committee and is 25% of the annual award for Senior Vice Presidents and 50% of the annual award for Vice Presidents.

   Stock Option Program. The Company has adopted the 1995 Incentive Stock Option Plan. The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. The Committee also believes that stock options whether under this plan or otherwise are an important component in attracting and keeping quality personnel and in contributing to the long term objectives of the Company. Therefore, persons holding the positions of Assistant Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

   The Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer. Decisions concerning options for a particular year are made in the following year. Thus, in 1996 the Committee decided that no award of options would be granted based upon the performance of the Company during 1995.

   At its meeting of November 18, 1996, the Committee recommended and the Board approved a grant to R. K. Guillaume, Vice Chairman and Chief Executive Officer, of options for 25,000 shares of the Company at the fair market value of the stock on that date. Mr. Guillaume was employed in October, 1995, as Vice Chairman and Chief Executive Officer. The options were granted for two primary reasons. First, the Committee believes that they align even more closely Mr. Guillaume's interests with those of shareholders, since no rewards are realized unless the stock value increases. Second, they are the most prevalent type of long term incentive at peer banks and the issuance of options enables the Company to be competitive in that respect.

   OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1993 prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

 Planning and Management Committee


 Raymond L. Sales, Chairman                  Leslie D. Aberson
 William C. Ballard, Jr.                     James E. Cain
 Martha Layne Collins                        Bruce J. Roth
 Henry C. Wagner




                     COMPENSATION COMMITTEE
              INTERLOCKS AND INSIDER PARTICIPATION

   The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 1996, the committee consisted of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Jr., James E. Cain, Martha Layne Collins, Bruce J. Roth and Henry C. Wagner. Mr. Sales was a partner in the law firm of Segal, Isenberg, Sales, Stewart, Cutler & Tillman, which the Company retained to perform various legal services during 1996.

                       OTHER TRANSACTIONS

   In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associates. Loans made to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received during the last fiscal year or written representations, the Company believes that all reports required by Section 16(a) during the most recent fiscal year or prior fiscal years were filed on a timely basis.

     COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

   The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the NASDAQ
 CRSP Bank Index. The graph assumes the investment of $100 on December 31, 1991 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.


                    12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96

Mid-America Bancorp  100.00    133.91    157.35    160.71    181.88    205.91
S&P 500              100.00    107.62    118.47    120.03    165.13    202.89
Nasdaq - Banks       100.00    145.55    165.99    165.38    246.32    325.60




INDEPENDENT AUDITORS

   The selection of independent auditors to audit the Company's consolidated financial statements for the year ended December 31,1997, has not yet been made. The timing of this selection has been extended to allow the Audit Committee of the Board of Directors additional time (both for this year and in future years) to review the performance of the independent auditors during the past year, the complete results of the audit process and to make its recommendation to the Board of Directors. The Board of Directors intends to select an independent auditor following its receipt of the recommendation of the Audit Committee by the end of the second quarter of 1997. KPMG Peat Marwick LLP has acted as the Company's independent auditors since 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

                         OTHER MATTERS

   The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

         SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

   Shareholders who desire to present proposals at the 1997 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 17, 1997, in order to be considered for inclusion in the Company's proxy statement for such meeting.



                             By order of the Board of Directors


                                                   Orson Oliver
                                                      President
 Louisville, Kentucky
 March 19, 1997




                          APPENDIX TO PROXY STATEMENT
                                FORM OF PROXY



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               MID-AMERICA BANCORP
                                500 WEST BROADWAY
                            LOUISVILLE, KENTUCKY  40202
                     PROXY - ANNUAL MEETING OF SHAREHOLDERS

             The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM W. KLEIN, ORSON OLIVER and ROBERT H. SACHS, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the William Ray Gallery of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 17, 1997, at 10:00 a.m., Eastern Daylight time, and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.  ELECTION OF DIRECTORS.
         Nominees: James E. Cain, Leslie D. Aberson, William C. Ballard, Jr.,
                   Peggy Ann Markstein, Orson Oliver, Benjamin K. Richmond, Henry C. Wagner.

          ___Vote FOR all nominees listed above  ___WITHHOLD AUTHORITY
             (except those listed below)            to vote for all
                                                    nominees listed above

        INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space below.



This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

This Proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will be voted FOR the nominees named above with the discretionary authority described in the accompanying proxy statement. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE.

2. DISCRETIONARY AUTHORITY. To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

                  The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 19, 1997 and a copy of the Company's Annual Report for the period ended December 31, 1996.


                         Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corpo-ration, please sign in full corporate name by presi-dent or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         ______________________________________________
                         Signature                                Date

                         ______________________________________________
                         Signature, if held jointly               Date

                                                                  Shares